Exhibit 8.1





March ___, 2001



Greyhound Funding LLC
900 Old Country Road
Garden City, New York 11530

Dear Sirs:

     We have examined the Registration Statement on Form S-1 (No. 333-40708) (the "Registration Statement') filed by Greyhound Funding LLC (the "Company"), Raven Funding LLC and D.L. Peterson Trust with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of $1,000,000,000 principal amount of the Company's Series 2001-1 Floating Rate Asset Backed Notes (the "Notes"), to be issued pursuant to the Base Indenture dated as of June 30, 1999 (the "Indenture") between the Company and The Chase Manhattan Bank (the "Trustee") and a Series 2001-1 Indenture Supplement to be entered into between the Issuer and the Trustee (the "Indenture Supplement"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Indenture and the Indenture Supplement.

     This opinion letter is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder and administrative and judicial interpretations thereof, in each case, as in effect and available on the date hereof. We assume that the operative documents for the Notes described in the Registration Statement will be performed in accordance with the terms described therein.

     Based on the foregoing and subject to the assumptions, qualifications and limitations contained therein, we hereby confirm our opinion contained in the Registration Statement under the caption "Material Federal and Certain State Income Tax Consequences."
We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Material Federal and Certain State Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,


                                            White & Case, LLP

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